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                                                                 Exhibit 23.2

                        Consent of Independent Auditors

We hereby consent to the incorporation of our report, relating to the financial statements of Dana Alexander, Inc. dated March 19, 1997 except for Note L, as to which date is June 2, 1997, for the years ended December 31, 1996 and 1995 included in this Form 8-K/A and incorporated by reference in the previously filed Registration Statement of The Hain Food Group, Inc. on Form S-4/S-3 (No. 333-57343) and incorporated by reference in the Registration Statement of the Hain Food Group, Inc. on Form S-3 filed on or about July 20, 1998.

July 20, 1998


/s/ Katz & Bloom, LLC
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  Katz & Bloom, LLC